UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

Monmouth Real Estate Investment Corporation

(Name of Registrant as Specified in Its Charter)

Starwood Real Estate Income Trust, Inc.

Christopher Graham

Ethan Bing

(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

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Starwood Capital Group Affiliate Files Definitive Proxy Statement in Opposition to Monmouth Real Estate Investment Corp.’s Proposed Sale to Equity Commonwealth

Urges Monmouth Shareholders to Vote the BLUE Proxy Card “AGAINST” Equity Commonwealth’s Merger Proposal

Sends Letter to Monmouth Shareholders

MIAMI, July 30, 2021 – Starwood Real Estate Income Trust, Inc. (“Starwood”), an affiliate of Starwood Capital Group (“Starwood Capital”), a leading global private investment firm focused on real estate and energy investments, today announced it has filed a definitive proxy statement with the U.S. Securities and Exchange Commission urging shareholders of Monmouth Real Estate Investment Corp. (NYSE: MNR) (“Monmouth”) to vote against the proposed sale of Monmouth to Equity Commonwealth (“EQC”) at the upcoming special meeting of Monmouth shareholders scheduled for August 24. The definitive proxy statement is available here: https://www.sec.gov/Archives/edgar/data/0000067625/000119312521229961/d180189ddefc14a.htm.

Starwood also sent a letter to Monmouth shareholders outlining the reasons Starwood believes its July 15 proposal is superior to EQC’s all-stock offer. Starwood remains fully committed to its proposal and stands ready to execute its all-cash, fully financed, fully actionable offer, which would provide Monmouth shareholders immediate and certain value.

The full text of the letter is below:

***

July 30, 2021

Dear Shareholders of Monmouth Real Estate Investment Corporation,

Starwood Real Estate Income Trust, Inc. (“Starwood”), an affiliate of Starwood Capital Group, a leading global private investment firm focused on real estate and energy investments, is asking for your vote “AGAINST” the proposed sale of Monmouth Real Estate Investment Corporation (“Monmouth”) to Equity Commonwealth (“EQC”) at the upcoming special meeting of Monmouth shareholders scheduled for August 24, 2021.

On July 15, 2021, Starwood submitted an all-cash, fully financed, fully actionable acquisition proposal to acquire Monmouth for net cash consideration of $18.88 per share. Starwood’s proposal offers a 6.7% premium, or approximately $115 million of additional value, compared to the implied value of $17.69 per share of the EQC transaction, based on the closing price of EQC’s common shares of $26.40 on July 29, 2021.

Despite the superior economics and certainty of closing of the Starwood offer, Monmouth’s Board of Directors continues to recommend an inferior transaction that denies you the ability to realize immediate and certain value.

Starwood is ready, willing and able to immediately sign the merger agreement provided to Monmouth with Starwood’s proposal and complete a transaction that Starwood believes is in the best interests of all Monmouth’s shareholders.

Why You Should Vote “AGAINST” the EQC Merger Proposal

The Monmouth Board has agreed to an all-stock transaction that represents both a lower value than Starwood’s offer today and relies on uncertain future “upside” tomorrow, putting shareholder value at risk. In contrast, Starwood’s July 15 all-cash offer provides certainty and has consistently represented a premium to the implied value of the EQC transaction based on closing prices since the transaction with Monmouth was announced on May 4, 2021.

The Starwood proposal is superior to EQC’s as demonstrated by two simple factors – greater value and greater certainty:

•	Higher value compared to the implied value of the EQC transaction. Based on the EQC stock price on July 29, 2021, the additional consideration to shareholders is greater than $115 million[1]

•	Stability and certainty that our offer will not be reduced by stock market volatility

•	No Starwood vote required (EQC transaction requires EQC shareholder vote in addition to Monmouth vote)

Monmouth Shareholders Should be Concerned About the Strategic Alternatives Process Conducted by the Monmouth Board

Starwood believes that the Monmouth Board’s continued recommendation of an inferior transaction is made more troublesome because of the corporate governance questions raised by the manner in which the Board evaluated offers during the sales process.

Monmouth’s Board delegated authority to lead the strategic alternatives process to a committee that was not fully independent, nor even majority independent: half of the members of that committee – Michael Landy (Monmouth’s President and CEO and the son of founder and chairman of the Monmouth Board) and Kevin Miller (Monmouth’s Chief Financial and Accounting Officer and Treasurer) – were not independent directors

Additionally, the presence of Michael Landy on the committee raises what Starwood believes to be a presumptive conflict of interest given the Landy family’s historical interests in the stock and the specific benefit to the Landy family of a tax-deferred transaction relative to an all-cash transaction. While a tax-efficient exchange might be optimal for the Landy family, we believe the Monmouth board should be focused on maximizing value for all shareholders.

We encourage you to read Starwood’s definitive proxy statement, which outlines the background of our engagement with Monmouth leading to our July 15 proposal. As you contemplate your vote on the EQC transaction, consider whether the actions of Monmouth’s Board and strategic alternatives committee are truly in your best interests.

You Should Have the Ability to Realize the Full Value You Deserve

The Monmouth Board continues to recommend an inferior offer that has become even less valuable since the transaction was announced based on EQC’s share price performance.

[1]	Based on the closing price of EQC’s common shares of $26.40 on July 29, 2021.

In contrast, the Starwood offer provides superior value. Starwood’s offer is:

•	Fully financed and requires no additional diligence;

•	Ready to be executed, with a merger agreement already negotiated;

•	Conditioned only on a vote of approval by the Monmouth shareholders; and

•

Allows Monmouth to continue paying its shareholders dividends of $0.18 per quarter (as well as a partial dividend for any quarter in which the closing occurs), with no reduction in the merger consideration.

You should demand the ability to vote in your best interest.

A Vote “AGAINST” the EQC Merger Proposal Will Send a Clear Message That You Want Greater Value and Certainty for Your Investment

A vote “AGAINST” the EQC merger proposal on the BLUE proxy card will send a clear message to the Monmouth Board that you prefer the greater value and certainty Starwood is offering and that you expect the Monmouth Board to act in your best interests. If the EQC merger proposal is not approved, Monmouth will have the right to terminate the EQC merger agreement. We also recommend you vote “AGAINST” Proposal 2 (Compensation Proposal) and Proposal 3 (Adjournment Proposal) for reasons outlined in our definitive proxy statement.

YOUR VOTE IS IMPORTANT IN ORDER TO PROTECT YOUR INTERESTS

We urge you to vote the BLUE proxy card “AGAINST” the EQC merger proposal at the upcoming special meeting. Please follow the instructions set forth on the enclosed BLUE proxy card to vote by phone, mail or online.

I hope we can count on your support and confidence that our July 15 proposal provides Monmouth shareholders with greater value and certainty than the EQC transaction and should be pursued by the Monmouth Board.

Sincerely,

Ethan Bing

Managing Director

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 750-0625

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT INFORMATION

On July 30, 2021, Starwood Real Estate Income Trust, Inc., together with the other participants named therein (the “Participants”), filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the solicitation of proxies from the shareholders of Monmouth for the special meeting of Monmouth to be held on August 24, 2021.

ALL SHAREHOLDERS OF MONMOUTH ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING INNISFREE M&A INCORPORATED, THE PARTICIPANTS’ PROXY SOLICITOR, BY PHONE (877-750-0625). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The Participants in the proxy solicitation are Starwood Real Estate Income Trust, Inc., Christopher Graham and Ethan Bing. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on July 30, 2021. This document is available free of charge on the SEC website.

ADDITIONAL INFORMATION

None of the communications herein or in the definitive proxy statement relating to Starwood’s July 15 proposal constitutes an offer to buy or solicitation of an offer to sell any securities. Starwood’s July 15 Proposal is a proposal Starwood has made to the Monmouth board for a business combination transaction with Monmouth. In furtherance of such a proposed transaction and subject to future developments, Starwood (and, if a negotiated transaction is agreed, Monmouth) may file one or more proxy statements, registration statements, tender or exchange offer statements, prospectuses or other documents with the SEC. The definitive proxy statement is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Starwood or Monmouth may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF STARWOOD AND MONMOUTH ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Starwood through the website maintained by the SEC at www.sec.gov and Starwood’s website at www.starwoodnav.reit.

About Starwood Capital Group

Starwood Capital Group is a private investment firm with a core focus on global real estate, energy infrastructure and oil & gas. The Firm and its affiliates maintain 16 offices in seven countries around the world, and currently have approximately 4,000 employees. Since its inception in 1991, Starwood Capital Group has raised over $60 billion of capital, and currently has approximately $90 billion of assets under management. Through a series of comingled opportunity funds and Starwood Real Estate Income Trust, Inc. (SREIT), a non-listed REIT, the Firm has invested in virtually every category of real estate on a global basis, opportunistically shifting asset classes, geographies and positions in the capital stack as it perceives risk/reward dynamics to be evolving. Starwood Capital also manages Starwood Property Trust (NYSE: STWD), the largest commercial mortgage real estate investment trust in the United States, which has successfully deployed over $69 billion of capital since inception and manages a portfolio of over $18 billion across debt and equity investments. Over the past 29 years, Starwood Capital Group and its affiliates have successfully executed an investment strategy that involves building enterprises in both the private and public markets. Additional information can be found at starwoodcapital.com.

Media Contact:

Sard Verbinnen & Co.

Bryan Locke / Stephen Pettibone / Hayley Cook

Starwood-SVC@sardverb.com

Investor Contact:

Innisfree M&A Incorporated

Scott Winter / Jonathan Salzberger / Gabrielle Wolf

+1 (212) 750-5833

July 30, 2021

Dear Shareholders of Monmouth Real Estate Investment Corporation,

Starwood Real Estate Income Trust, Inc. (“Starwood”), an affiliate of Starwood Capital Group, a leading global private investment firm focused on real estate and energy investments, is asking for your vote “AGAINST” the proposed sale of Monmouth Real Estate Investment Corporation (“Monmouth”) to Equity Commonwealth (“EQC”) at the upcoming special meeting of Monmouth shareholders scheduled for August 24, 2021.

On July 15, 2021, Starwood submitted an all-cash, fully financed, fully actionable acquisition proposal to acquire Monmouth for net cash consideration of $18.88 per share. Starwood’s proposal offers a 6.7% premium, or approximately $115 million of additional value, compared to the implied value of $17.69 per share of the EQC transaction, based on the closing price of EQC’s common shares of $26.40 on July 29, 2021.

Despite the superior economics and certainty of closing of the Starwood offer, Monmouth’s Board of Directors continues to recommend an inferior transaction that denies you the ability to realize immediate and certain value.

Starwood is ready, willing and able to immediately sign the merger agreement provided to Monmouth with Starwood’s proposal and complete a transaction that Starwood believes is in the best interests of all Monmouth’s shareholders.

Why You Should Vote “AGAINST” the EQC Merger Proposal

The Monmouth Board has agreed to an all-stock transaction that represents both a lower value than Starwood’s offer today and relies on uncertain future “upside” tomorrow, putting shareholder value at risk. In contrast, Starwood’s July 15 all-cash offer provides certainty and has consistently represented a premium to the implied value of the EQC transaction based on closing prices since the transaction with Monmouth was announced on May 4, 2021.

The Starwood proposal is superior to EQC’s as demonstrated by two simple factors – greater value and greater certainty:

•	Higher value compared to the implied value of the EQC transaction. Based on the EQC stock price on July 29, 2021, the additional consideration to shareholders is greater than $115 million[2]

•	Stability and certainty that our offer will not be reduced by stock market volatility

•	No Starwood vote required (EQC transaction requires EQC shareholder vote in addition to Monmouth vote)

[2]	Based on the closing price of EQC’s common shares of $26.40 on July 29, 2021.

Monmouth Shareholders Should be Concerned About the Strategic Alternatives Process Conducted by the Monmouth Board

Starwood believes that the Monmouth Board’s continued recommendation of an inferior transaction is made more troublesome because of the corporate governance questions raised by the manner in which the Board evaluated offers during the sales process.

Monmouth’s Board delegated authority to lead the strategic alternatives process to a committee that was not fully independent, nor even majority independent: half of the members of that committee – Michael Landy (Monmouth’s President and CEO and the son of founder and chairman of the Monmouth Board) and Kevin Miller (Monmouth’s Chief Financial and Accounting Officer and Treasurer) – were not independent directors

Additionally, the presence of Michael Landy on the committee raises what Starwood believes to be a presumptive conflict of interest given the Landy family’s historical interests in the stock and the specific benefit to the Landy family of a tax-deferred transaction relative to an all-cash transaction. While a tax-efficient exchange might be optimal for the Landy family, we believe the Monmouth Board should be focused on maximizing value for all shareholders.

We encourage you to read Starwood’s definitive proxy statement, which outlines the background of our engagement with Monmouth leading to our July 15 proposal. As you contemplate your vote on the EQC transaction, consider whether the actions of Monmouth’s Board and strategic alternatives committee are truly in your best interests.

You Should Have the Ability to Realize the Full Value You Deserve

The Monmouth Board continues to recommend an inferior offer that has become even less valuable since the transaction was announced based on EQC’s share price performance.

In contrast, the Starwood offer provides superior value. Starwood’s offer is:

•	Fully financed and requires no additional diligence;

•	Ready to be executed, with a merger agreement already negotiated;

•	Conditioned only on a vote of approval by the Monmouth shareholders; and

•

Allows Monmouth to continue paying its shareholders dividends of $0.18 per quarter (as well as a partial dividend for any quarter in which the closing occurs), with no reduction in the merger consideration.

You should demand the ability to vote in your best interest.

A Vote “AGAINST” the EQC Merger Proposal Will Send a Clear Message That You Want Greater Value and Certainty for Your Investment

A vote “AGAINST” the EQC merger proposal on the BLUE proxy card will send a clear message to the Monmouth Board that you prefer the greater value and certainty Starwood is offering and that you expect the Monmouth Board to act in your best interests. If the EQC merger proposal is not approved, Monmouth will have the right to terminate the EQC merger agreement. We also recommend you vote “AGAINST” Proposal 2 (Compensation Proposal) and Proposal 3 (Adjournment Proposal) for reasons outlined in our definitive proxy statement.

YOUR VOTE IS IMPORTANT IN ORDER TO PROTECT YOUR INTERESTS

We urge you to vote the BLUE proxy card “AGAINST” the EQC merger proposal at the upcoming special meeting. Please follow the instructions set forth on the enclosed BLUE proxy card to vote by phone, mail or online.

I hope we can count on your support and confidence that our July 15 proposal provides Monmouth shareholders with greater value and certainty than the EQC transaction and should be pursued by the Monmouth Board.

Sincerely,

Ethan Bing

Managing Director

If you have questions about how to vote your shares, please contact:

INNISFREE M&A INCORPORATED

Shareholders Call Toll-Free: (877) 750-0625

Banks and Brokers Call Collect: (212) 750-5833

IMPORTANT INFORMATION

On July 30, 2021, Starwood Real Estate Income Trust, Inc., together with the other participants named therein (the “Participants”), filed a definitive proxy statement and accompanying form of BLUE proxy card with the Securities and Exchange Commission (the “SEC”) to be used in connection with the solicitation of proxies from the shareholders of Monmouth for the special meeting of Monmouth to be held on August 24, 2021.

ALL SHAREHOLDERS OF MONMOUTH ARE ADVISED TO READ THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS RELATED TO THE SOLICITATION OF PROXIES BY THE PARTICIPANTS WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING ADDITIONAL INFORMATION RELATED TO THE PARTICIPANTS. SUCH PROXY MATERIALS ARE OR WILL BE AVAILABLE AT NO CHARGE ON THE SEC’S WEB SITE AT HTTP://WWW.SEC.GOV, OR BY CONTACTING INNISFREE M&A INCORPORATED, THE PARTICIPANTS’ PROXY SOLICITOR, BY PHONE (877-750-0625). IN ADDITION, THE PARTICIPANTS IN THIS PROXY SOLICITATION WILL PROVIDE COPIES OF THE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO THE PARTICIPANTS’ PROXY SOLICITOR.

PARTICIPANT INFORMATION

The Participants in the proxy solicitation are Starwood Real Estate Income Trust, Inc., Christopher Graham and Ethan Bing. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement filed by the Participants with the SEC on July 30, 2021. This document is available free of charge on the SEC website.

ADDITIONAL INFORMATION

None of the communications herein or in the definitive proxy statement relating to Starwood’s July 15 proposal constitutes an offer to buy or solicitation of an offer to sell any securities. Starwood’s July 15 Proposal is a proposal Starwood has made to the Monmouth Board for a business combination transaction with Monmouth. In furtherance of such a proposed transaction and subject to future developments, Starwood (and, if a negotiated transaction is agreed, Monmouth) may file one or more proxy statements, registration statements, tender or exchange offer statements, prospectuses or other documents with the SEC. The definitive proxy statement is not a substitute for any proxy statement, registration statement, tender or exchange offer statement, prospectus or other document Starwood or Monmouth may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF STARWOOD AND MONMOUTH ARE URGED TO READ ANY SUCH PROXY STATEMENT, REGISTRATION STATEMENT, TENDER OR EXCHANGE OFFER STATEMENT, PROSPECTUS AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Starwood through the website maintained by the SEC at www.sec.gov and Starwood’s website at www.starwoodnav.reit.